Exhibit 99.1

Financial Services and Front Office Executive and Former NBA Player Wally Walker Appointed to Harbor Custom Development, Inc. Board of Directors

Walker Brings over Thirty Years’ Experience in Finance and Executive Leadership to Harbor’s Board

Gig Harbor, Washington – (GLOBENEWSWIRE) – October 19, 2020 – Harbor Custom Development, Inc. (“Harbor” “Harbor Custom Homes™” or the “Company”), (NASDAQ:HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced that it has appointed Walter (“Wally”) Walker to the Company’s Board of Directors, effective immediately. Mr. Walker will be an independent director in accordance with the applicable rules of the Nasdaq Stock Market LLC.

In 1987, following a nine-year career as a professional basketball player, Mr. Walker began his financial services career at Goldman Sachs & Co, serving as Vice President of Private Client Services, becoming a Chartered Financial Analyst in 1992. In 1994, Mr. Walker returned to professional basketball in the front office to become President of the Seattle SuperSonics of the NBA. Beginning in 2001, he took on the additional role of CEO with the SuperSonics, and served as President and CEO of the Seattle Storm of the WNBA. Upon the sale of the Seattle franchises in 2006, Walker founded Hana Road Capital, LLC, an investment advisory firm in 2007, which he continues to own as well as serving as Chief Investment Officer. Since 2005, Mr. Walker has been a member of the Advisory Council of Stone Arch Capital, a Minneapolis based private equity firm. Mr. Walker also serves on the Board of Trustees of Smead Capital Management, a Seattle based mutual fund. In 2017, Mr. Walker was named an independent director on the Board of Directors of Atlas Financial Holdings, Inc. Mr. Walker graduated from the University of Virginia in 1976 as an Academic All-American with a BA in psychology. and upon retiring as a player from professional basketball in 1985, he attained a Masters of Business Administration from Stanford University Graduate School of Business in 1987.

Sterling Griffin, President and CEO of Harbor stated, “We are delighted to welcome Wally to the Harbor team as an independent Board Director. Wally’s stellar collegiate and professional basketball career as a player foreshadowed his abilities and characteristics as a proven winner and leader which he transitioned from the court to Wall Street and the front office on some of the world’s biggest stages.”

Mr. Walker commented, “I am honored to be named an independent director at Harbor Custom Development, Inc. The Company is extremely well positioned to capitalize on the unique market forces that have driven home inventory to historically low levels, at a time when demand for suburban residential living is in high demand. I look forward to helping Harbor Custom Development, Inc. realize its potential, while representing the interest of its stakeholders.”

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc., dba Harbor Custom Homes™, is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region. Harbor has active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974